EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made and entered into as of the 6th day of June, 1997, by and between Richard M. Schultz ("Schultz") and R. M. Schultz & Associates, Inc., an Illinois corporation ("Company"), a wholly-owned subsidiary of Dauphin Technology, Inc.

                           RECITALS OF THE PARTIES

A. Company is engaged in the business of providing engineering, development and contract manufacturing services to its clients within the electronics industry (the "Business") from its offices located in leased premises at 1809 South Route 31, McHenry, Illinois (the "Premises").

B. Dauphin Technology, Inc., an Illinois corporation ("Dauphin"), is engaged business of designing, developing, manufacturing and marketing leading technology equipment including, but not limited to, mobile computers and industrial computer products.

C. Schultz, together with Georgette Scarpelli and Donald Kick ("Minor Shareholders"), as owners of all of the issued and outstanding shares of voting common stock in Company ("Shares"), entered into a certain Stock Exchange Agreement dated June 6, 1997 ("Stock Exchange Agreement") relating to an exchange of the Shares solely for and in consideration of shares of voting common stock in Dauphin, in accordance with the terms and conditions of the tax-free reorganization provisions of Section 368(a) (1) (B) of the Internal Revenue Code of 1986, as amended.

D. Company desires to retain Schultz, and Schultz desires to be retained by Company, to serve as president of Company pursuant to terms and conditions of this agreement and in furtherance of the terms and conditions of the Stock Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Retention. Company agrees that during the Term (as here inafter defined) of this Agreement, Company shall employ Schultz as President of Company to perform such duties and exercise such authority as the Board of Directors of Company ("the Board") or its designees may from time to time assign including, but not limited to, those services set forth in Exhibit A. Schultz accepts such employment and agrees that during the Term of this Agreement:

   (a) he will perform such services in the foregoing capacity; and

   (b) he will devote his full time and best efforts and abilities to the affairs of Company and to the performance of his duties hereunder; and

   (c) he will neither accept any other employment nor engage in other activities which interfere with the proper discharge of his duties hereunder.

2. Compensation. As compensation for the services to be performed by Schultz hereunder, Company agrees to pay Schultz, and Schultz agrees to accept, the following compensation:

   2.1 Base Compensation. Schultz shall receive base compensation ("Base Compensation") in an amount equal to Seventy Thousand and No/100 Dollars ($70,000.00) per year, payable in arrears in bi-monthly installments on the fifteenth and last day of each month, in accordance with Company payroll procedures applicable to all Company employees. Such Base Compensation shall be subject to annual review by the Board.

   2.2 Bonus Compensation. In addition to the Base Compensation, Schultz shall be eligible to receive annual bonus compensation ("Bonus Compensation") based in part upon reasonable increases in Company's revenues and profits and such other reasonable criteria and the achievement of such reasonable objectives as the Board may from time to time establish. Such Bonus Compensation may be payable at such times during the year and in such amounts as the Board may determine appropriate. Any Bonus Compensation granted by the Board may be paid in cash or in registered common stock as the Board determines in its sole discretion.

   2.3 Reimbursement for Out-of-Pocket Expenses. In addition to the Base and Bonus Compensation, Schultz shall be entitled to reimbursement for reasonable out-of-pocket expenses actually incurred by him on behalf of Company for the following:

      (a) Automobile expenses and club expenses. Schultz shall not incur aggregate monthly expenses greater than Six Hundred and No/100 Dollars. Twelve months from the effective date hereof the Board, at its sole discretion, may, but are not required to, elect to increase the Out-of-Pocket Expense amounts hereof.
      (b) Travel and Entertainment. Reasonable out-of-pocket expenses with proper documentation.

   2.4 Vacation Benefits. In addition to any other Compensation payable under Sections 2.1 through 2.3, Schultz shall be entitled to two weeks of paid vacation during the first year of service under this Agreement, and three weeks of paid vacation during each subsequent year of service hereunder.

   2.5 Other Compensation and Benefits. In addition to any other Compensation payable under Sections 2.1 through 2.4, Schultz shall be eligible to participate in any profit sharing, pension, retirement, medical or disability insurance or other plan maintained from time to time by Company for the benefit of employees of Company including, but not limited to, split dollar insurance coverage on terms and conditions heretofore maintained by Company on Schultz's behalf

   2.6 Stock Options. In addition to any other Compensation payable under Sections 2.1 through 2.5, Schultz is hereby granted options to purchase 50,000 shares per year of the registered common stock of Dauphin ("Dauphin Shares") during the term of this agreement, on the following terms:

      (a) Purchase Price. The purchase price payable for each Dauphin Shares upon exercise of each option shall be $1.00 per Dauphin Shares below the market value on the date immediately preceding the date of exercise, "market value" being represented by the mean between the highest and lowest price per Dauphin Shares for daily transactions in Dauphin's stock on the OTC Bulletin Board on said date.

      (b) Method of Exercising Options. Options may be exercised, at any time or from time to time, by giving to Dauphin notice in writing and stating the whole number of Dauphin Shares, not to exceed 12,500 during any calendar quarter during the term of this Agreement, for which options are being exercised. Within 10 days after the receipt by it of notice of exercise of such options, Dauphin shall cause certificates for the number of Dauphin Shares with respect to which such options are exercised to be issued in Schultz's name and to be delivered to Schultz. Payment of the purchase price for the Dauphin Shares with respect to which such options are exercised shall be made to Dauphin upon the delivery of such Dauphin Shares, provided that if the market value as of any option exercise date is greater than $1.00 per Dauphin Share, any amount payable by Schultz and attributable to market value in excess of $1.00 may be paid pursuant to a non-interest bearing promissory note payable in full on or before the date of any subsequent option exercise, and, in any event, on or before the first anniversary of exercise and, provided further, that to the extent the market value as of any option exercise date is less than $1.00 per Dauphin Share, Schultz shall be entitled to receive additional Dauphin Shares in such an amount, that the total number of Dauphin Shares issued upon the exercise of the option, multiplied by the market value (using the same formula applied to 2.6(a) above), equals $12,500. At Schultz's discretion, rather than accept additional Dauphin Shares in such amount, to equal $12,500, he may elect to receive the difference between market value and $1.00 per Dauphin Share in cash as cash compensation, subject to payroll and other tax withholdings by Company. At no time thereof, shall the total quarterly exercise of the options (excluding any cash amount payable to Dauphin for non-interest bearing promissory note as above) and cash compensation be more than $12,500 under this Section.

      (c) Condition of Options. The options granted hereunder are subject to the following additional conditions: (1) no option herein granted to Schultz shall be transferable and each option shall be exercisable, during his lifetime, only by Schultz; (2) in the event of Schultz's death, or termination of this Agreement, all unexercised options shall terminate, unless that in the event of death, any unexercised options then remaining may be exercised by Schultz's executor, administrator or heirs within ninety (90) days of Schultz's death and pursuant to the terms and conditions set forth herein; and (3) all Shares received by Schultz as a result of the exercise of any option granted hereunder shall be subject to transfer limitations set forth in the Stock Exchange Agreement of even date by and between Company, Schultz and Minority Shareholders identified therein.

3. Term. The term ("Term") of this Agreement shall commence on the date hereof and shall continue for a period of thirty-six (36) months, provided, however, that the Term of this Agreement shall, in any event, terminate on such earlier date on which any of the following events may occur:

     (a) the death of Schultz;

     (b) the termination of Schultz's employment by Company by reason of the Complete Disability of Schultz, as herein defined, upon thirty (30) days written notice given by Company as provided in Section 6.4 below;

     (c) the termination of Schultz's employment with Company for Cause, as hereinafter defined upon immediate written notice given by Company as provided in Section 6.4 below; or

     (d) the termination of Schultz's employment with Company by Schultz due to a material breach by Company of its obligations hereunder, upon written notice given by Schultz as provided in Section 6.4 below; or

     (e) Schultz's default under any term or condition contained in the Stock Exchange Agreement as hereinafter defined, upon written notice given by Company as provided in Section 6.4 below, if not cured within thirty
         (30) days following such notice; or

     (f) At any time upon forty-five (45) days prior written notice by the Board to Schultz given as provided in Section 6.4; or

     (g) At any time upon forty-five (45) days prior written notice by Schultz to the Board given as provided in Section 6.4; or

     (h) The termination of Schultz's employment with Company by Schultz due to the imposition of a requirement, without Schultz's consent, that Schultz be based anywhere other than the Northwest Chicagoland Suburban area, except for required travel to Company's business; or

     (i) The termination of Schultz's employment with Company by Schultz due to the removal of Schultz from, or a failure to appoint or reappoint Schultz to, any of his offices or the assignment of Schultz to any duties inconsistent with Schultz's status as material alteration in the nature or status of Schultz's responsibilities or conditions of employment from those in effect prior to the date of this Agreement, except as contemplated by this Agreement

   3.1 Termination Without Cause. In the event of termination of this Agreement upon occurrence of any event identified in Section 3(a), 3(b), 3(d), 3(f), 3(h), or 3(i) Company shall pay Schultz, as severance pay and in full and complete satisfaction of any and all amounts under this Agreement, an amount equal to the sum of (i) all Base Compensation for a period of two (2) months from the date of termination; (ii) all vacation pay which is accrued as of the date of termination; (iii) all business expenses incurred by Schultz in connection with his duties hereunder which are supported by documentation and are unpaid at the date of termination; and (iv) all compensation and benefits due to Schultz at the date of termination under this or any agreement or plans, including the Bonus Compensation for the quarter in which the termination occurred, shall be due and payable. In addition to the severance pay described above, all shares held in escrow on Schultz's behalf, under the Escrow Agreement, as defined in the Stock Exchange Agreement, shall be released to Schultz on the effective date of termination.

   3.2 Termination With Cause. In the event of termination of this Agreement upon occurrence of any event identified in Section 3(c), 3(e), or 3(g), Company shall pay Schultz in full and complete satisfaction of any and all amounts under this Agreement, an amount equal to the sum of (i) all accrued salary earned at the date of termination; (ii) all vacation pay which is accrued as of the date of termination; (iii) all business expenses incurred by Schultz in connection with his duties hereunder which are supported by documentation and are unpaid at the date of termination; and (iv) all compensation and benefits due to Schultz at the date of termination under any agreement or plans, including the Bonus Compensation on a prorated basis, through the date of termination. The amount of Bonus Compensation which Schultz shall be entitled to receive, will be calculated on a prorated basis of the percentage of the quarter which has been completed as of the date of termination; and (v) all Dauphin shares held in escrow on Schultz's behalf, under the Escrow Agreement, as defined in the Stock Exchange Agreement, shall be released to Schultz on a prorated basis on the effective date of termination. The amount of escrowed Shares which Schultz shall be entitled to receive, will be calculated on a prorated basis of the percentage of the quarter which has been completed as of the date of termination. All remaining Dauphin Shares held by escrow agent on behalf of Schultz shall be released to Dauphin on the effective date of termination.

4. Complete Disability and Cause. As used herein the terms "Complete Disability" and "Cause" shall mean the following:

  4.1 Complete Disability. The term "Complete Disability" shall mean the inability of Schultz, due to illness, accident or any other physical or mental incapacity, to perform his duties hereunder during the Term hereof for a period of three (3) consecutive months.

  4.2 Cause. The term "Cause" shall mean the following:

     (a) Schultz's theft or embezzlement of money or property of Company. Notwithstanding the foregoing, theft or embezzlement of money or property constituting such a material default shall not be deemed to constitute Cause if it is of such a nature that all detriment otherwise resulting to Company therefrom can be cured and eliminated by appropriate action, and Schultz causes such action to be taken within thirty (30) days following written notice from Company with respect thereto.

     (b) Schultz's conviction of a crime, the commission of which shall have resulted in material injury to the property or operations of Company;

     (c) any intentional and malicious harm caused to Company. Notwithstanding the foregoing, any intentional and malicious harm constituting such a material default shall not be deemed to constitute Cause if it is of such a nature that all detriment otherwise resulting to Company therefrom can be cured and eliminated by appropriate action, and Schultz causes such action to be taken within thirty (30) days following written notice from Company with respect thereto;

     (d) a material default by Schultz in the performance or observance of any promise or understanding of Schultz under this Agreement including, but not limited to, refusal or failure to comply with any Company policy or direct order of the Board of Directors. Notwithstanding the foregoing, an act or omission constituting such a material default shall not be deemed to constitute Cause if it is of such a nature that all detriment otherwise resulting to Company therefrom can be cured and eliminated by appropriate action, and Schultz causes such action to be taken within thirty (30) days following written notice from Company with respect thereto.

5. Confidentiality and Noncompetition Covenants.

  5.1 Confidentiality. (a) As used herein, the term "Confidential Information" shall mean any and all information, whether written or oral, and which is not readily available in the public domain, including, but not limited to, all data, compilations, programs, devices, strategies or methods concerning or related to (i) Company's financial condition, results of operations, and amounts of compensation paid to officers and employees;
      (ii) the terms and conditions (including prices) of sales and offers of sales of products and services of Company, and the current status of Company's relationship with any customer or supplier; (iii) the terms, conditions and current status of Company's agreements and relationship with any customer of Company; (iv) the identities and business preferences of Company's actual and prospective customers and suppliers or any employee or agent thereof with whom Company communicates; (v) the trade secrets, market techniques, skills, ideas and strategic plans possessed, developed, accumulated or acquired by Company; (vi) any communications between Company, its officers, directors, shareholders or employees, and any attorney retained by Company for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or representation of Company; (vii) the terms and conditions of this Agreement; and (viii) any other information whether written or oral, and which is not readily available in the public domain, (a) by which Company derives actual or potential economic value from such information whether written or oral, and which is not readily available in the public domain, or (b) which gives Company an opportunity to obtain an advantage over its competitors who do not know or use the same.

  (b) Schultz acknowledges and agrees that Company is engaged in a highly competitive business and has expended, or will expend, significant sums of money, and has invested, or will invest, a substantial amount of time to develop and use, and maintain the secrecy of; its Confidential Information. Company has thus obtained, or will obtain, a valuable economic asset which has enabled, or will enable, it to develop an extensive reputation and to establish long4erm business relationships with its customers. If such Confidential Information were disclosed to another person or entity or used for the benefit of anyone other than Company, Company may suffer irreparable harm, loss and damage. Accordingly, Schultz convents and agrees that, unless the Confidential Information becomes publicly known through legitimate origins not involving an improper act or omission by Schultz, and excluding such use by Schultz in the performance of his duties hereunder in the ordinary cause of business:

     (i) the Confidential Information is, and at all times hereafter shall remain, the sole property of Company;

    (ii) Schultz shall use his reasonable best efforts and reasonable diligence to guard and protect the Confidential Information from disclosure to any competitor or customer of Company or any other person, firm, corporation, or other entity;

    (iii)unless Company gives Schultz prior express written permission, during his employment and thereafter, Schultz shall not use for his own benefit, or divulge to any competitor or customer or any other person, firm, corporation, or other entity, any of the Confidential Information which Schultz may obtain, learn about, develop, or be entrusted with as a result of Schultz's employment by Company under this Agreement or unless Schultz shall involuntarily be required to do so by a court having competent jurisdiction, by any governmental agency having supervisory authority over the Business or by any administrative or legislative body with purported or apparent jurisdiction to order Schultz to divulge, disclose or make accessible such confidential Information after notice to the Company.

   (c) Schultz also acknowledges and agrees that all documentary and tangible, Confidential Information including, without limitation, such Confidential Information as Schultz has committed to memory, is or has heretofore been supplied or made available by Company to Schultz solely to assist him in performing his services as President of Company. Schultz further agrees that after his employment with Company terminates for any reason:

       (i) he shall not remove from Company property, and shall immediately return to Company, all documentary or tangible Confidential Information in his possession, custody, or control including, but not limited to, computer or other electronic tapes, disks or media, and not make or keep any copies, notes, abstracts, summaries, or other record of any type of Confidential Information; and

      (ii) he shall immediately return to Company any and all other Company property in his possession, custody or control including, but not limited to, any and all keys, security cards, passes, credit cards, and marketing literature.

   5.2 Non-Competition. Schultz hereby agrees, if his employment is terminated under section 3.2 of this Agreement, he will not, during his employment hereunder or at any time prior to the expiration of three (3) years following the date he shall cease to be employed by Company, without the consent in writing of Company: (a) engage in or become directly or indirectly interested in any proprietorship, partnership, trust or corporation (whether as owner, partner, trustee, beneficiary, stockholder (except as listed on any public exchange), officer, director, employee, consultant lessor, lessee or otherwise) which shall engage in the Business within a radius of one hundred (100) miles of the Premises; and
       (b) directly or indirectly, or by action in concert with others, induce or influence, or seek to induce or influence, any person who is engaged by Company as an employee, agent, independent contractor or otherwise, or who has any other business relationship with Company, as a supplier, customer, or otherwise, to terminate his/her/its employment, engagement or business relationship, nor shall Schultz directly or indirectly, employ or engage or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by Company.

   5.3 Remedies. Each party acknowledges and agrees that the Business is highly competitive, and that violation of any of the covenants provided for in Sections 5.1 and 5.2 of this Agreement may cause immediate, immeasurable and irreparable harm, loss and damage to the other party not adequately compensable by a monetary award. Accordingly, each party agrees, without limiting any of the other remedies available to the other party, that any violation of said covenants or any of them, may be enjoined or restrained by any court of competent jurisdiction, and that any temporary restraining order or emergency, preliminary or final injunctions may be issued by any court of competent jurisdiction, without notice and without bond. In the event any proceedings are commenced by either party against the other for any actual or threatened violation of any of said covenants, the prevailing party shall be entitled to recover from the other party all costs and expenses of any kind, including reasonable attorneys' fees, which the prevailing party may have incurred in connection with such proceedings.

   5.4 Enforcement. It is the desire of the parties that the provisions of Sections 5.1, 5.2 and 5.3 be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement may be sought. Accordingly, without limiting the general applicability of Section 6.4 hereof; if any particular portion of Sections 5.1, 5.2 or 5.3 shall be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalid under such applicable law, such Sections shall be deemed amended to delete therefrom such portion so adjudicated, said deletion to apply only with respect to the operation of said Sections 5.1, 5.2 and 5.3 in the particular jurisdiction so adjudicating on the parties and under the circumstances as to which so adjudicated, and such Sections shall only be amended to narrow them to the minimum extent so required, and the parties will be deemed to have substituted for such portion so deleted words which give the maximum scope permitted under applicable law to Sections 5.1, 5.2 and 5.3.

ARTICLE VI

Miscellaneous Provisions

   6.1 Entire Agreement. This Agreement and the written agreements referred to herein set forth the entire agreement between Schultz and Company and supersedes all prior agreements and understandings between the parties with respect thereto.

   6.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement signed by each of the parties.

   6.3 Waiver of Compliance. Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of; or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits the consent of any party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 6.3.

   6.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if: (a) delivered personally; or
       (b) mailed by certified mail (return receipt requested), postage prepaid; or (c) sent by overnight courier; or (d) transmitted by telefacsimile; to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

(a) If to Schultz to: Mr. Richard M. Schultz
    R .M. Schultz & Associates, Inc.
    1809 South Route 31
    McHenry, Illinois 60050
    Telephone Number: 815-344-3466
    Facsimile Number: 815-344-3407

    With a copy to:  Thomas J. Smedinghoff Esq.
    McBride Baker & Coles
    500 West Madison Street, 40th Floor
    Chicago, Illinois 60661
    Telephone Number: 312-715-5700
    Facsimile Number: 312-993-9350

(b) If to Company, to: Mr. Andrew J. Kandalepas
    Dauphin Technology, Inc.
    800 East Northwest Highway, Suite 950
    Palatine, Illinois 60067
    Telephone Number: 847-358-4406
    Facsimile Number: 847-358-4407

    With a copy to: Ronald P. Duplack, Esq.
    Rieck and Crotty, P.C.
    55 West Monroe Street, Suite 3390
    Chicago, Illinois 60603
    Telephone Number: 312-726-4646
    Facsimile Number: 312-726-0647

   6.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

   6.6 Governing Law. This Agreement shall be governed by the laws of the State of Illinois as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies, and, as partial consideration for the other party's execution and performance hereunder each party waives personal service of any and all process upon it, to the extent permitted by law, and consents that all such service of process be made by upon such party at the address and in the manner set forth in
       Section 6.4 of this Agreement and service so made shall be deemed to be completed upon the earlier of actual receipt or three days after the same shall have been posted to such party's address.

   6.7 Binding Effect and Benefit. The provisions hereof shall be binding upon, and shall inure to the benefit of; the parties, and their respective heirs, executors, administrators, its successors, and assigns.

   6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   6.9 Severability. Whenever possible, each of the provisions of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provisions of this Agreement or the application of any provision of this Agreement to any party or circumstance shall be prohibited by, or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision, any other provision of this Agreement, or the application of such provision to other parties or circumstances.

  6.10 Arbitration. Except as otherwise provided herein, any controversy, dispute or claim between the parties arising out of; related to or in connection with this Agreement or the performance or breach hereof shall be submitted to and settled by arbitration conducted by the American Arbitration Association in Chicago, Illinois, in accordance with its commercial arbitration rules as then in effect; provided that the arbitration shall be by a single arbitrator mutually selected by Schultz and Company, and if the parties do not agree within thirty (30) days after the date of notification of a request for such arbitration made by either of the parties, the selection of the single arbitrator shall be made by the American Arbitration Association in accordance with said rules. In addition to, and not in substitution for any and all other relief in law or equity that may be granted by the arbitrator, the arbitrator may grant equitable relief and specific performance to compel compliance hereunder. The determination of the arbitrator shall be accompanied by a written opinion of the arbitrator and shall be final, binding and conclusive on the parties, and judgment on the arbitrator's award, including without limitation equitable relief and specific performance, may be entered in and enforced by any court having jurisdiction thereof Fees and expenses of the American Arbitration Association and of the arbitrator shall be borne as shall be determined by the arbitrator, and the arbitrator may in his discretion award attorneys' fees and expenses in addition to any other remedy that is allowed and regardless of whether such remedy includes an award of damages.

  6.11 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, Schultz and Company have executed this Agreement as of the date set forth above.

Dauphin Technology, Inc.

By: Andrew J. Kandalepas
President, CEO


R. M. Schultz & Associates, Inc.

By:  Richard M. Schultz
Prtesident

                                    EXHIBIT A


RESPONSIBILITIES: include but not limited to, all of the following:

a)  Managerial

i)   Day to day operations of RMS
ii)  Hiring and firing of personnel
iii) Budgeting and reporting
iv)  Sales coordination

b)  Fiscal

i)   Responsibility for profit and loss of RMS
ii)  Maintain vendor and customer relationships
iii) Any Subsidiary commitments not in the course of business must be approved
iv) the Executive Committee (bank notes, leases, equipment purchases, expenditures or commitments above $10,000.00)

c)  Strategic

i)   Execute Dauphin strategic plan for RMS as a subsidiary
ii)  Report to Executive Committee on the progress and problems

d)  Other Responsibilities

i)   Serves as liaison between RMS and other entities within Dauphin
ii)  Acts as a goodwill ambassador for Dauphin and RMS
iii) Other activities as from time to time may be directed by the President of Dauphin, or Board of Directors of RMS